Exhibit 3.1
Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SOLVENTUM CORPORATION

Solventum Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended and supplemented (the “DGCL”), hereby certifies as follows:
1.    The name of this Corporation is Solventum Corporation. The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on January 24, 2023 (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”).
2.    This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the Original Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of [●], [Eastern Time], on [●], 2024.
3.    The Original Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME OF CORPORATION
The name of the Corporation is Solventum Corporation.
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, State of Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
ARTICLE III
PURPOSE
The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.
ARTICLE IV
STOCK
Section 1.    Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be [●] ([●]) shares, consisting of: (a) [●] ([●]) shares of common stock par value $0.01 per share (the “Common Stock”) and (b) [●] ([●]) shares of preferred stock par value $0.01 per share (the “Preferred Stock”).
Section 2.    Common Stock.
(a)    Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters, including the election of directors, to the exclusion of all other stockholders, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote (except where otherwise provided in the certificate of designations governing such series). Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.
(b)    Subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
Section 3.    Preferred Stock. Shares of Preferred Stock may be authorized and issued in one or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated.
The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(a)    the designation of the series, which may be by distinguishing number, letter or title;
(b)    the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);
(c)    the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d)    the dates at which dividends, if any, shall be payable;
(e)    the redemption rights and price or prices, if any, for shares of the series;
(f)    the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;
(g)    the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)    whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i)    the restrictions on the issuance of shares of the same series or of any other class or series; and

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
(j)    the voting rights, if any, of the holders of shares of the series.
The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
ARTICLE V
TERM
The term of existence of the Corporation shall be perpetual.
ARTICLE VI
BOARD OF DIRECTORS
Section 1.    Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies, but shall consist of at least one (1) director.
Section 2.    Classification; Election of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes designated Class I, Class II and Class III. The initial assignment of directors already in office at the effective time of this Amended and Restated Certificate of Incorporation to their respective classes shall be made by the Board of Directors. Each class shall consist, as nearly as reasonably possible, of one-third of the total number of directors. The first (1st) term of office for the Class I directors shall expire at the 2025 annual meeting of stockholders. The first (1st) term of office for the Class II directors shall expire at the 2026 annual meeting of stockholders. The first (1st) term of office for the Class III directors shall expire at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2028 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2028 annual meeting of stockholders. At the 2027 annual meeting of stockholders, the Class III directors shall be elected for a term of office to expire at the 2028 annual meeting of stockholders. Pursuant to such procedures, effective as of the conclusion of the 2028 annual meeting of stockholders (the “Declassification Time”), the Board of Directors will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. Prior to the Declassification Time, if the number of directors is changed, the number of directors in each class shall be so apportioned among the classes as to make all classes as nearly equal in number as reasonably possible. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as amended, restated or otherwise modified from time to time, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
Section 3.    Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the sole remaining director and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Notwithstanding the foregoing, from and after the 2028 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until such director’s successor shall have been duly elected and qualified or until any such director’s earlier death, resignation or removal as hereinafter provided. No decrease in the number of authorized directors constituting the total number of directors that the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.
Section 4.    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock (x) prior to the Declassification Time, any director, or the entire Board of Directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class (the “Voting Stock”) at a meeting called for that purpose; and (y) from and after the Declassification Time, any director may be removed from office at any time with or without cause, but only by the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class, at a meeting called for that purpose.
Section 5.    Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.
Section 6.    No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
Section 7.    Stockholder Business. Advance notice of stockholder nominations for the election of directors and of any stockholder proposals to be considered at any annual or special stockholder meeting shall be given in the manner provided in the Bylaws.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
ARTICLE VII
STOCKHOLDER ACTION
Section 1.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, prior to the Initial Distribution (as defined in that certain Separation and Distribution Agreement, dated as of [●], 2024, as amended, by and between the Corporation and 3M Company), any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent in lieu of a meeting.
Section 2.    Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may be called only by or at the direction of: (1) the Board of Directors, or (2) any of the following persons with the concurrence of a majority of the Board of Directors: the Chair of the Board of Directors, the Chief Executive Officer of the Corporation or the Secretary of the Corporation. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.
ARTICLE VIII
DIRECTOR AND OFFICER LIABILITY
To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.
ARTICLE IX
INDEMNIFICATION
To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
ARTICLE X
AMENDMENTS TO BYLAWS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change or repeal the Bylaws. The stockholders of the Corporation shall also have the power to adopt, amend, alter, change or repeal the Bylaws at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that, in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the Voting Stock.
ARTICLE XI
AMENDMENTS
The Corporation reserves the right at any time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
ARTICLE XII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder of the Corporation in such capacity to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee or stockholder of the Corporation in such capacity arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The foregoing sentence shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the personal jurisdiction of the state courts located within the State of Delaware and the federal court for the District of Delaware.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
* * * * * *
[Signature appears on next page]

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this _________ day of ___________, 2024.

SOLVENTUM CORPORATION

By:
Name:
Title:
[Signature page to Amended and Restated Certificate of Incorporation]